Exhibit 99.7

REVOCABLE PROXY

ALAMOGORDO FINANCIAL CORP.
SPECIAL MEETING OF STOCKHOLDERS

_________________, 2016

The undersigned hereby appoints the proxy committee of the Board of Directors of Alamogordo Financial Corp., a Federal corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Alamogordo Financial Corp. that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”), to be held at _________________, Alamogordo, New Mexico, at _____:_____ ______.m., Mountain Time, on ______________, 2016. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.	The approval of a plan of conversion and reorganization pursuant to which: (a) AF Mutual Holding Company and Alamogordo Financial Corp. (“Alamogordo Financial”) will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Bancorp 34, Inc., a Maryland corporation (“Bancorp 34”), will become the holding company for Bank 34; (c) the outstanding shares of Alamogordo Financial, other than those held by AF Mutual Holding Company, will be converted into shares of common stock of Bancorp 34; and (d) Bancorp 34 will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering;	☐	☐	☐

2.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization;	☐	☐	☐

The following informational proposals.
3.	Approval of a provision in Bancorp 34’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Bancorp 34’s articles of incorporation;	☐	☐	☐

4.	Approval of a provision in Bancorp 34’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Bancorp 34’s bylaws;	☐	☐	☐

5.	Approval of a provision in Bancorp 34’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Bancorp 34’s outstanding voting stock; and	☐	☐	☐

Such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THE PROVISIONS OF BANCORP 34’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3 THROUGH 5 WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF ALAMOGORDO FINANCIAL APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED MAY BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE UNVOTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Alamogordo Financial Corp. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Alamogordo Financial Corp. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from Alamogordo Financial Corp. prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated ______________, _________.

Dated: _________________, ______	☐	Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at __________________________________.